UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021 (March 8, 2021)

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Merger Agreement

On March 8, 2021, ANI Pharmaceuticals, Inc. (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent, Nile Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Novitium Pharma LLC, a Delaware limited liability company (the “Company”), Esjay LLC, a Delaware limited liability company (“Esjay”), Chali Properties, LLC, a New Jersey limited liability company (“Chali”), Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj (collectively, the “Key Persons”, and Muthusamy Shanmugam and Thorappadi Vijayaraj, together with Esjay and Chali, the “Principal Members”) and Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of the Company Members.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The closing of the Merger (the “Closing”) will occur (a) within five business days after all of the conditions to the Closing set forth in the Merger Agreement are satisfied or waived or (b) at such other time, date and place as may be agreed by Parent and the Company, subject to the completion of a minimum period. The date on which the Closing occurs is referred to as the (“Closing Date”).

The Merger Consideration will consist of a combination of (i) an estimated cash amount of $89.5 million, subject to various adjustments and expected to be financed in part by the PIPE Investment (as defined below) and in part by debt financing, (ii) an aggregate of 2,466,667 shares of Parent Common Stock (the “Restricted Shares”) and (iii) up to $46.5 million in contingent future earn-out payments.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature, including, relating to, among other things, the parties’ ability to enter into the Merger Agreement, their outstanding capitalization, regulatory matters and the Company continuing to conduct its businesses in the ordinary course during the period between the execution of the Merger Agreement and the Closing. The Company has also agreed to customary “no shop” obligations.

Concurrently with the execution and delivery of the Merger Agreement, Parent has obtained representation and warranty insurance, solely for the benefit of Parent, related to losses that may arise from breaches of the Company’s or any Company Member’s representations and warranties contained in the Merger Agreement and certain other matters.

Conditions

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

Mutual Conditions

(a)       All required filings under the HSR Act have been made, and all applicable waiting periods, including any extensions thereof, have expired or been terminated.

(b)       No court of competent jurisdiction or other government authority has issued or threatened to issue an order (including an injunction, whether preliminary or permanent) or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions, and no action has been taken, and no statute, rule, regulation or order has been promulgated or enacted, by any government authority, which would prevent or make illegal the consummation of the Merger or any of the other transactions.

(c)       The issuances of the Restricted Shares and PIPE Shares (as defined below) shall have been approved by the holders of Parent Common Stock at the Parent Stockholders Meeting.

(d)       The Company and the Real Estate Seller have met the requirements under certain applicable law for the transfer of the Company’s headquarters pursuant to a real estate transfer agreement and the consummation of the Merger.

Conditions to the obligations of Parent and Merger Sub

(a)       Each of the Company Fundamental Representations shall be true and correct in all respects (other than certain de minimis inaccuracies), in each case as of the Closing Date, as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(b)       Each of the other representations and warranties made by the Group Companies, Key Persons and Company Members shall be true and correct as of the Closing Date, as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where all failures of such representations and warranties to be so true and correct (in each case, other than with respect to undisclosed liabilities, absence of certain changes, or the word “material” when used in the definition of any defined terms in the Merger Agreement containing the word “Material”, or the word “Material” when used in any defined terms in the Merger Agreement), without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects) or “Company Material Adverse Effect” qualification (including qualifications indicating accuracy with such exceptions as, individually or in the aggregate, do not have, and are not reasonably likely to have, a Company Material Adverse Effect)) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       Each of the representations and warranties made by the Key Persons and Company Members or contained in the Support Agreement shall be true and correct in all respects (other than de minimis inaccuracies with respect to the representations and warranties by Company Members who are not Key Persons or Principal Members), in each case as of the Closing Date, as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(d)       The Company shall have performed in all material respects each of the obligations and complied in all material respects with each of the covenants required by the Merger Agreement or any other Transaction Document to be performed or complied with by it on or prior to the Closing Date. Each Key Person and Company Member shall have performed in all material respects each of the obligations and complied in all material respects with each of the covenants required by the Merger Agreement or any other Transaction Document to be performed or complied with by it on or prior to the Closing Date.

(e)       No circumstance, state of facts or matters, change, event, occurrence, action or omission shall have occurred after the date of the Merger Agreement that, individually or in the aggregate, has had a Company Material Adverse Effect.

(f)       The Company shall have delivered to Parent and Merger Sub a certificate signed on behalf of the Company by an executive officer of the Company, in his or her capacity as such, to the effect that certain conditions precedent with respect to representations and warranties regarding the Company, covenants and Company Material Adverse Effect have been satisfied. Each Principal Member shall have delivered to Parent and Merger Sub a certificate signed by a duly authorized signatory, in his or her capacity as such, of such Principal Member, in its capacity as such, to the effect that certain conditions precedent with respect to representations and warranties regarding the Key Persons and Company Members and covenants have been satisfied as to such Principal Member.

(g)       Parent and Merger Sub shall have received each of the certificates, instruments, contracts or other documents required to be delivered by the Company or the Company Members under the Merger Agreement at or prior to the Closing.

(h)       All Employment Agreements remain in full force and effect and no Key Person has ceased to be employed by the Company (other than as a result of death or disability).

(i)       The transfer of the Company’s headquarters by the Real Estate Seller to the Real Estate Buyer shall have been consummated in accordance with the terms and conditions of the real estate transfer agreement and Merger Agreement.

(k)       There shall be no Liens on any of the assets of the Company or any of the Subsidiaries other than Permitted Liens or certain other Liens relating to the Company’s headquarters.

(l)       There shall not have been an FDA audit that resulted in an OAI (Official Action Indicated).

Conditions to the obligations of the Company and the Principal Members

(a)       Each of the Parent Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies), in each case as of the Closing Date, as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date).

(b)       Each of the other representations and warranties with respect to Parent and Merger Sub shall be true and correct in all respects, in each case as of the Closing Date, as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where all failures of such representations and warranties to be so true and correct (in each case, other than with respect to absence of certain developments), without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects) or “Parent Material Adverse Effect” qualification (including qualifications indicating accuracy with such exceptions as, individually or in the aggregate, do not have, and are not reasonably likely to have, a Parent Material Adverse Effect)) do not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)       Parent and Merger Sub shall have performed in all material respects each of the obligations and complied in all material respects with each of the covenants required by the Merger Agreement or any other Transaction Document to be performed or complied with by them on or prior to the Closing Date.

(d)       Parent and Merger Sub shall have delivered to the Company a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to the effect that certain conditions precedent with respect to required representations, warranties and covenants have been satisfied.

(e)       The Company shall have received each of the certificates, instruments, contracts or other documents required to be delivered by Parent or Merger Sub under the Merger Agreement at or prior to the Closing.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Closing:

(a)       by mutual written consent of Parent and the Company;

(b)       by Parent or the Company, if the Closing shall not have taken place on or prior to 5:00 p.m., New York City time, on December 8, 2021 (as may be extended pursuant to the Merger Agreement), which date may be extended by (A) Parent or the Company by up to an additional three months from the original Termination Date if, at the original Termination Date, the only conditions precedent that have not yet been satisfied are the conditions precedent with respect to the HSR Act and those conditions precedent that by their terms require the delivery of any documents or the taking of other action at the Closing or (B) the mutual agreement of Parent and the Company; provided, however, that the right to terminate the Merger Agreement shall not be available to (x) Parent if the failure by Parent or Merger Sub to perform any covenant or obligation under the Merger Agreement or the inaccuracy or breach by Parent or Merger Sub of a representation or warranty contained in or made pursuant to the Merger Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date or (y) the Company if the failure by any Key Person, Company Member who became party to the Support Agreement or the Company to perform any covenant or obligation under the Merger Agreement or the inaccuracy or breach by any Key Person, Company Member who became party to the Support Agreement or the Company of a representation or warranty contained in or made pursuant to the Merger Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c)       by Parent, if any of the conditions precedent to the obligations of Parent and Merger Sub (including the conditions precedent to the obligations of all parties) shall become incapable of being satisfied; provided, that Parent shall have provided 15 business days’ notice thereof to the Company and the applicable condition precedent shall not have been satisfied within such period; and

(d)       by the Company, if any of the conditions precedent to the obligations of the Company and the Principal Members (including the conditions precedent to the obligations of all parties) shall become incapable of being satisfied; provided, that the Company shall have provided 15 business days’ notice thereof to Parent and the applicable condition precedent shall not have been satisfied within such period.

Effect of Termination

In the event of the termination and abandonment of the Merger Agreement prior to the consummation of the Closing, the Merger Agreement shall become void and have no effect, with certain limited exceptions and, except as expressly provided in the Merger Agreement, each party shall pay all of its own expenses incurred in connection herewith, without any liability on the part of any party or its members, managers, partners, directors, officers or stockholders; provided, however, that no such termination shall in any way limit a claim by any party for material breach by another party of the terms of the Merger Agreement prior to or in connection with such termination; provided, however, that if the Merger Agreement is terminated due to failure to obtain Parent Stockholder Approval upon a vote taken thereon at the Special Meeting, then Parent shall reimburse the Company’s reasonable and documented out-of-pocket expenses incurred by the Company up to a capped amount.

Issuance of Restricted Shares

The Principal Members, Key Persons and Company Members have agreed to certain lock-up, voting and standstill restrictions with respect to the Restricted Shares they will receive as partial consideration for the Merger. Additionally, the Principal Members will be granted certain Board representation rights in connection with their Restricted Stock holdings.

Lock-Up

Each Principal Member and Key Person has agreed not to transfer any Restricted Shares, provided, that the foregoing restriction shall cease to apply as to 25% each of such Principal Member’s Restricted Shares on the six, twelve, eighteen and twenty-four months anniversaries of the Closing Date. Each Company Member other than the Principal Members has agreed not to transfer any Restricted Shares, provided, that the foregoing restriction shall expire and cease to apply as to 50% of each of such Company Member’s Restricted Shares on the three months anniversary of the Closing Date and as to 50% on the six month anniversary of the Closing Date (the foregoing restrictions, collectively, the “Transfer Restrictions”).

Notwithstanding the foregoing, the Transfer Restrictions shall not apply to (i) Transfers effected as a result of the consummation of an Acquisition Transaction, (ii) Transfers made in connection with a Tender Offer, (iii) Transfers made with the consent of the Board or (iv) Transfers (A) to a Controlled Affiliate of such Principal Member or to a Key Person or a Controlled Affiliate thereof, (B) to a trust under which the distribution of Restricted Shares may be made only to such Principal Member, a Key Person and/or any Controlled Affiliate or Relative thereof or (C) by will or intestacy to such natural person’s estate, spouse, children, ancestors or any descendants of any ancestors; provided, that each such Transfer shall comply with applicable securities laws and each such transferee shall make appropriate securities laws representations and warranties and agree to become subject to the Transfer Restrictions and, in the case of a Transfer of Restricted Shares issued to a Key Person or Principal Member under the Transfer Restrictions, the standstill provisions and in the case of all such Transfers pursuant to an instrument of assignment and assumption reasonably satisfactory to Parent.

Voting

For such time as and to the extent that the Transfer Restrictions have not yet expired, the Company Members shall vote the Restricted Shares that remain subject to Transfer Restrictions, at any annual or special meeting of stockholders of Parent that occurs during such period, (a) in favor of all directors nominated by the Board for election (subject to certain rights of the Key Persons), (b) in favor of the ratification of the appointment of Parent’s registered public accounting firm for the relevant fiscal year, (c) in accordance with the Board’s recommendation with respect to Parent’s “say-on-pay” proposal and (d) in accordance with the Board’s recommendation with respect to any other Parent proposal or stockholder proposal or nomination presented at such meeting (other than in connection with a Significant Event).

Standstill

The Key Persons and Principal Members shall not, and shall cause their respective Affiliates and their and their Affiliates’ Representatives not to, until the third anniversary of the Closing Date, directly or indirectly, without the prior written consent of Parent, except (i) for purposes of the Merger or (ii) with respect to clauses (a), (b) and (g) below, in connection with the service of an Eligible Person on the Board or of a Key Person as an officer of Parent and/or its Subsidiaries, act alone or in concert or conscious parallelism with others, or cooperate with others, to:

(a)       control or seek to control, or influence or seek to influence, Parent or any of its Subsidiaries, the Board or management of Parent or any of its Subsidiaries or the policies of Parent or any of its Subsidiaries;

(b)       make, or in any way participate or engage in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Parent or any of its Subsidiaries;

(c)       form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Parent or any of its Subsidiaries;

(d)       except in connection with the enforcement by way of court proceedings of his rights under the Merger Agreement, any agreement contemplated thereby and any other agreement between such Key Person or Principal Member, on the one hand, and Parent or a Subsidiary thereof, on the other hand, make any public statement that is critical of Parent or any of its Subsidiaries, the Board or management of Parent or any of its Subsidiaries or the policies of Parent or any of its Subsidiaries;

(e)       enter into or seek or propose to effect or facilitate any purchase or sale of securities (other than the Restricted Shares, subject to the Transfer Restrictions) or assets of Parent or any of its Subsidiaries, any warrant or option to purchase such securities or assets, any security convertible into any such securities, any derivative or hedging transaction involving securities of Parent or any of its Subsidiaries, or any other right to acquire such securities or assets (other than option grants or other equity grants approved by the Board of Parent and purchases of products or services in the ordinary course);

(f)       enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving Parent or any of its Subsidiaries (other than the Merger);

(g)       call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the Board or stockholders of Parent or any of its Subsidiaries;

(h)       disclose any intention, plan or arrangement prohibited by, or inconsistent with, any of the foregoing;

(i)       advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with any of the foregoing; or

(j)       have any discussions or communications with, enter into any arrangements, understandings or agreements (whether written or oral) with, advise, finance, assist or encourage, act in concert or conscious parallelism with, or cooperate with, any other person in connection with any of the foregoing, or make any investment in, enter into any arrangement or understanding with, or form a “group” with or otherwise act in concert or conscious parallelism with, or cooperate with, any other person that engages, or offers or proposes to engage, in any of the foregoing.

Each Key Person and each Principal Member also shall not, and shall cause their respective Affiliates and their and their Affiliates’ Representatives not to, during the standstill period described above, directly or indirectly, without the prior written consent of Parent, (x) make any request directly or indirectly, to amend or waive any of their the standstill provisions obligations under the Merger Agreement, or (y) take any action that might require Parent to make a public announcement regarding the possibility of a business combination, merger or other similar transaction.

In addition, (i) upon the occurrence of a Significant Event, the standstill restrictions (other than in connection with a court proceeding under the Merger Agreement) will immediately terminate and be of no further force or effect; provided that, in the event that (A) the transaction relating to such Significant Event shall not have been consummated and (x) the definitive agreement relating thereto shall have expired or been terminated or (y) there is a public announcement of the withdrawal or abandonment of the intention to pursue such Significant Event by the Person pursuing such transaction and (B) prior to such time, the Key Persons or Principal Members shall not have taken any of the actions contemplated by the standstill provisions of the Merger Agreement, the standstill restrictions set forth in the Merger Agreement shall be reinstated and shall continue to apply in full force and effect; (ii) the Key Persons and Principal Members shall not be precluded from making any confidential offers or proposals to the Board in a manner reasonably believed not to require Parent to make a public announcement of such offer or proposal; and (iii) the Key Persons, Principal Members and their respective Affiliates shall not be precluded from owning or acquiring interests in mutual funds or similar entities that own capital stock of Parent.

Board Representation

For such time as the Principal Members continue to collectively own at least (i) 50% of the Restricted Shares issued to the Principal Members pursuant to the Merger, and (ii) 6.6% of the issued and outstanding shares of Parent Common Stock (the “Director Threshold”), the Principal Members shall have the right to nominate one Eligible Person as director to the Board. As promptly as practicable after such nomination, Parent shall increase the size of the Board by one seat and shall cause such newly created vacancy be filled with the Eligible Person nominated by the Principal Members. With respect to any subsequent general meeting of Parent’s stockholders, Parent shall take all necessary action (subject to directors’ fiduciary duties) to recommend to Parent’s stockholders the election of the nominated Eligible Person as a director, subject to the Director Threshold continuing to be met. If a Key Person becomes a Bad Leaver, such Key Person, if then serving on the Board, shall promptly resign from the Board upon the Board’s request; provided, that the right of the Principal Members to nominate an Eligible Person to the Board shall not otherwise be affected by a Key Person becoming a Bad Leaver. If such Eligible Person ceases to serve as a member of the Board during his or her term of office, the Principal Members shall have the right to nominate another Eligible Person to fill the resulting vacancy on the Board, subject to the Director Threshold continuing to be met, in which case Parent shall cause such resulting vacancy be filled with the Eligible Person nominated by the Principal Members. From such time as the Director Threshold is no longer met, the Principal Members shall, and shall cause their Affiliates to, upon the Company’s request, be required to take such action as is necessary to promptly remove such Eligible Person from the Board, whereupon the size of the Board shall automatically be reduced accordingly.

Registration Rights Agreement

Concurrently with the Closing, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Principal Members, Key Persons and Company Members providing customary registration rights with respect to the Restricted Shares. The Registration Rights Agreement will be filed as an exhibit to the Company’s Current Report on Form 8-K or Quarterly Report on Form 10-Q following the Closing.

Proxy Statement

As promptly as practicable, and in any event within 30 business days following the date of the Merger Agreement, Parent and the Company will prepare, and Parent will file with the SEC a proxy statement of the Parent for the purpose of approving the issuance of the Restricted Shares and PIPE Shares, among other things.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, all of the Key Persons, the Principal Members (who in the aggregate are the owners of approximately 77% of the outstanding Company Interests) and the representative of the Company Members have entered into the Support Agreement with Parent, pursuant to which they have, with respect to all of their Company Interests, consented to and agreed to further support the approval of the Merger, agreed to become a party to the Merger Agreement, agreed to release Parent, Merger Sub, the Company and their respective affiliates from certain claims, and, in the case of the Key Persons, to guarantee, severally and not jointly, the obligations of the Principal Members.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Equity Commitment and Investment Agreement

Concurrently with the execution of the Merger Agreement, on March 8, 2021, Parent entered into an Equity Commitment and Investment Agreement (the “Investment Agreement”) with Ampersand 2020 Limited Partnership (the “PIPE Investor”), an affiliate of Ampersand Capital Partners, pursuant to which we agreed to issue and sell to the PIPE Investor, and the PIPE Investor agreed to purchase, 25,000 shares of our Series A Convertible Preferred Stock (the “PIPE Shares”), for a purchase price of $1,000 per share and an aggregate purchase price of $25 million, in a private placement (the “PIPE Investment”).

The PIPE Shares will accrue dividends at 6.50% per year on a cumulative basis, payable in cash or in-kind, and will also participate, on a pro-rata basis, in any dividends that may be declared with respect to our Common Stock. The PIPE Shares will be convertible into Parent Common Stock at the Conversion Price (as defined below): (i) beginning two years after their issuance date, at the election of Parent (in which case the PIPE Investor must convert all of the PIPE Shares), if the volume-weighted average price of Parent’s Common Stock for any 20 trading days out of 30 consecutive trading days exceeds 170% of the Conversion Price, and (ii) at any time after their issuance, at the election of the PIPE Investor. The “Conversion Price” is equal to the volume-weighted average price of Parent’s Common Stock for the 20 consecutive trading days before the issuance of the PIPE Shares (subject to a 10% upper and lower collar applied to the volume-weighted average price of Parent’s Common Stock for the 20 consecutive trading days before entry into the Investment Agreement) multiplied by 125%, and subject to certain adjustments set forth in the Investment Agreement. In case of a liquidation event, the holder of the PIPE Shares will be entitled to receive, in preference to holders of our Common Stock, the greater of (i) the PIPE Shares’ purchase price plus any accrued and unpaid dividends thereon and (ii) the amount the holder of the PIPE Shares would have received in the liquidation event if it had converted its PIPE Shares into Parent Common Stock. The PIPE Shares will have voting rights, voting as one series with our Common Stock, on as-converted basis, and will have separate voting rights on any (i) amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate”) that adversely amends and relates solely to the terms of the PIPE Shares and (ii) issuance of additional Series A Convertible Preferred Stock. In case of a change of control of Parent, the PIPE Shares will be redeemed at the greater of (i) the PIPE Shares’ purchase price plus any accrued and unpaid dividends thereon and (ii) the change of control transaction consideration that the holder of the PIPE Shares would have received if it had converted into Parent Common Stock.

The issuance and closing of the sale of the PIPE Shares pursuant to the Investment Agreement is contingent upon, in addition to customary closing conditions, the substantially concurrent consummation of the Merger on terms that are not in the aggregate materially adverse to Parent. The purpose of the PIPE Investment is to partially fund the cash consideration portion of the Merger, with any residual proceeds to be used for working capital and other general corporate purposes.

Pursuant to the Investment Agreement, Parent has agreed to give the holder of the PIPE Shares customary registration rights and to grant the PIPE Investor the right to have a non-voting observer attend our Board meetings for so long as the PIPE Investor maintains a certain level of ownership of the PIPE Shares or shares of Parent Common Stock converted therefrom. The PIPE Investor agreed to customary lock-up and standstill provisions.

The foregoing descriptions of the Investment Agreement and the Certificate do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement, and the form of Certificate attached as Schedule B thereto, copies of which are filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above under the headings “Equity Commitment and Investment Agreement” in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The shares of Series A Convertible Preferred Stock to be issued in connection with the Equity Commitment and Investment Agreement are not to be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

The press release announcing the Merger and the PIPE Investment is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions including statements regarding the benefits of the Merger and the issuances of the Restricted Shares and PIPE Shares (collectively, the “Proposed Transactions”) and the anticipated timing of the Proposed Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “shall,” “would” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the risk that the Proposed Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Parent’s securities, (ii) the failure to satisfy the conditions to the consummation of the Proposed Transactions, (iii) the lack of a third party valuation in determining whether or not to pursue the Proposed Transactions, (iv) the occurrence of any event, change or other circumstance that could give rise to the delay or termination of the Merger Agreement or the Investment Agreement, (v) the inability to complete the Proposed Transactions due to the failure to timely or at all obtain stockholder approval for the issuances of the Restricted Shares and PIPE Shares or the failure to satisfy conditions to completion of the Merger, including the receipt on a timely basis or at all of any required regulatory clearances related to the Merger, (vi) the failure of the Company to obtain or provide on a timely basis or at all the necessary financing to consummate the Merger, (vii) the effect of the announcement or pendency of the Proposed Transactions on the Company’s business relationships, operating results, and business generally, (viii) risks that the Proposed Transactions disrupt current plans and operations of the Company and potential difficulties in the Company employee retention as a result of the Proposed Transactions, (ix) the outcome of any legal proceedings that may be instituted against the Company or against Parent related to the Merger Agreement or the Proposed Transactions, (x) the ability to maintain the listing of Parent stock on The Nasdaq Stock Market, (xi) volatility in the price of Parent’s securities, (xii) changes in competitive and regulated industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure, (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transactions, and identify and realize additional opportunities, (xiv) costs and regulatory requirements relating to contract manufacturing arrangements, (xv) delays or failure in obtaining product approvals from the FDA, (xvi) general business and economic conditions, including the ongoing impact of the COVID-19 pandemic, (xvii) market trends for our products, (xviii) regulatory environment and changes, (xix) regulatory and other approvals relating to product development and manufacturing, and (xx) costs related to the Proposed Transactions and the failure to realize anticipated benefits of the Proposed Transactions or to realize estimated pro forma results and underlying assumptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Parent’s Annual Report on Form 10-K and other documents filed by the Parent from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company and the Parent assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Company nor the Parent gives any assurance that either the Company or the Parent will achieve its expectations.

Additional Information and Where to Find It

In connection with the Proposed Transactions, the Parent will file a proxy statement on Schedule 14A with the SEC. Additionally, the Parent plans to file other relevant materials with the SEC in connection with the Proposed Transactions. This Current Report on Form 8-K is not a substitute for the proxy statement. The definitive proxy statement will be sent or given to the stockholders of the Parent and will contain important information about the Proposed Transactions. INVESTORS IN AND SECURITY HOLDERS OF THE PARENT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSATIONS, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTIONS.

The materials to be filed by the Parent with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Parent.

Participants in Solicitation

This report does not constitute a solicitation of a proxy from any stockholder with respect to the Proposed Transactions. However, the Parent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Parent stockholders in connection with the Proposed Transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Parent’s executive officers and directors in the solicitation by reading the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Parent’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting of Stockholders and the other relevant materials filed with the SEC in connection with the Proposed Transactions if and when they become available. Additional information concerning the interests of the Parent’s participants in the solicitation, which may, in some cases, be different than those of the Parent’s stockholders generally, will be set forth in the proxy statement relating to the Proposed Transactions when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Parent.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated March 8, 2021 by and among ANI Pharmaceuticals, Inc., Nile Merger Sub LLC, Novitium Pharma LLC, Esjay LLC, Chali Properties, LLC, Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj and Shareholder Representative Services LLC as the representative of the Company Members.

10.1	Support Agreement, dated March 8, 2021 among ANI Pharmaceuticals, Inc., Nile Merger Sub LLC, Novitium Pharma LLC, Esjay Pharma, LLC, Chali Properties, LLC, Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj, the Company Members listed as signatories hereto who sign this Agreement, and Shareholder Representative Services LLC as representative of the Company Members.

10.2	Equity Commitment and Investment Agreement dated March 8, 2021 by and between ANI Pharmaceuticals, Inc. and Ampersand 2020 Limited Partnership.

99.1	Press Release dated March 9, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance and Chief Financial Officer

Dated: March 9, 2021